Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3 and in the related Prospectuses and in the following Registration Statements on Form S-8 of Centex Corporation and subsidiaries:

Form S-3	Registration No. 333-54722
Registration No. 333-54722-01
Registration No. 333-54722-02
Registration No. 333-117470
Registration No. 333-117470-01
Registration No. 333-117470-02
Registration No. 333-72893
Registration No. 333-155165
Registration No. 333-155165-01
Registration No. 333-155165-02

Form S-8	Registration No. 33-55083	Registration No. 333-68790-02
	Registration No. 33-55083-01	Registration No. 333-100682
	Registration No. 33-55083-02	Registration No. 333-100682-01
	Registration No. 333-28229	Registration No. 333-100682-02
	Registration No. 333-28229-01	Registration No. 333-103440
	Registration No. 333-28229-02	Registration No. 333-103440-01
	Registration No. 333-55717	Registration No. 333-103440-02
	Registration No. 333-55717-01	Registration No. 333-107701
	Registration No. 333-55717-02	Registration No. 333-107701-01
	Registration No. 333-74185	Registration No. 333-107701-02
	Registration No. 333-74185-01	Registration No. 333-109869
	Registration No. 333-74185-02	Registration No. 333-109869-01
	Registration No. 333-86041	Registration No. 333-109869-02
	Registration No. 333-86041-01	Registration No. 333-110269
	Registration No. 333-86041-02	Registration No. 333-110269-01
	Registration No. 333-37956	Registration No. 333-110269-02
	Registration No. 333-68790	Registration No. 33-44575
	Registration No. 333-68790-01	Registration No. 333-152395

of our reports dated May 20, 2009, with respect to the consolidated financial statements of Centex Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Centex Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended March 31, 2009.

/s/ ERNST & YOUNG LLP

Dallas, Texas
May 20, 2009